EXHIBIT 99.1

CONTACT:

Jeff Macdonald
Acorda Therapeutics
(914) 326-5232
jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Acorda Awarded Grant to Study ARCUS® Technology in Respiratory Distress Syndrome

$1.4M grant from Bill & Melinda Gates Foundation will address challenges to treating premature infants in developing countries

Company to collaborate with Massachusetts Institute of Technology

ARDSLEY, N.Y. -- (July 22, 2015) -- Acorda Therapeutics, Inc. (Nasdaq: ACOR ) today announced that the Bill & Melinda Gates Foundation has awarded the Company a $1.4 million grant to support the development of a formulation and delivery system for a dry powder version of lung surfactant, a drug used to treat neonatal respiratory distress syndrome (RDS). The formulation will be based on the Company’s proprietary ARCUS technology, and will be produced in collaboration with the Massachusetts Institute of Technology (MIT).

RDS is a condition affecting newborns in which fluid collects in the lungs' air sacs; it most commonly affects infants born prematurely. It can be fatal, or lead to severe, chronic health issues caused by a lack of oxygen getting to the baby’s brain and other organs. The syndrome is caused by the infants’ inability to produce enough surfactant, a liquid lining the inside of the lungs. Delivering liquid surfactant to the lungs via intubation is the standard of care. Intubation poses problems in the developing world due to resource and infrastructure limitations, including the need to refrigerate surfactant, access to sterile medical supplies, access to potable water and a lack of healthcare professionals trained in intubation. This grant will support the development of a portable and easily administered inhaled form of surfactant, which may present a more practical alternative for use in developing areas of the world.

 “Using the ARCUS technology to develop an inhaled formulation of surfactant has the potential to expand access to this life-saving treatment in developing countries. ARCUS-formulated medications studied to date have been self-administered  and stored at room temperature; these features have the potential to eliminate some of the barriers that prevent more widespread use of surfactant to treat infants with RDS,” said Rick Batycky, Chief Technology Officer of Acorda Therapeutics. “The ARCUS technology has a wide range of potential applications. With the support of the Gates Foundation, we’re excited to explore this technology to improve health outcomes for infants in areas with constrained healthcare infrastructures. ”

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“Some of the early research that led to the ARCUS technology was conducted at MIT, so it’s very gratifying to see its continued development,” said Robert Langer, Ph.D., David H. Koch Institute Professor of the Massachusetts Institute of Technology. “We’re excited that it has the potential to help newborns with RDS, where there is a significant unmet medical need.”

ARCUS technology is used in CVT-301, an inhalable form of levodopa being investigated by Acorda in Phase 3 trials to treat OFF episodes in people with Parkinson’s disease. It has also been used in formulating CVT-427, a treatment for migraines in preclinical testing. The ARCUS technology has been used to successfully deliver more than one million doses to patients in clinical trials of various products.

About ARCUS® Technology

Acorda’s proprietary ARCUS technology platform is a dry-powder pulmonary delivery system that has potential applications in multiple disease areas. This platform allows consistent and precise delivery of significantly larger doses of medication than are possible with conventional pulmonary systems. The ARCUS inhaler is breath-actuated, operated by the user putting their lips to the device and simply breathing in.

The ARCUS technology has been used to successfully deliver more than one million doses to patients in clinical trials of various products. CVT-301 is the most advanced drug candidate using the ARCUS technology. Acorda has an extensive patent portfolio relating to CVT-301 and the ARCUS technology, which covers aspects of the formulated drug product, the inhaler, the method of drug delivery and manufacturing processes for CVT-301.

About CVT-301

CVT-301 is being developed as a self-administered, inhaled levodopa therapy for treatment of OFF episodes in Parkinson’s disease. This is an adjunctive therapy to a patient’s individually optimized oral L-dopa regimen. Acorda’s proprietary ARCUS technology provides a precise dose of a dry powder formulation of L-dopa to the lung to enable rapid and predictable absorption. CVT-301 is delivered through a pocket-size, breath-actuated inhaler designed to be patient-friendly.

Based on the results of the Phase 2b trial, Acorda has initiated a Phase 3 clinical trial that is expected to enroll approximately 345 participants across three arms: 50mg, 35mg, or placebo. These are the same doses used in the Phase 2b study. The primary outcome measure is improvement on the UPDRS III after administration of CVT-301.

More details about the study, including enrollment criteria, can be found at www.acorda.com or http://clinicaltrials.gov/ct2/show/NCT02240030?term=CVT-301&rank=2

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About CVT-427

CVT-427 is an inhaled triptan being investigated for the treatment of acute migraines. The Company anticipates beginning a Phase 1 clinical program in 2015. CVT-427 utilizes the ARCUS technology platform.

About Acorda Therapeutics

Founded in 1995, Acorda Therapeutics is a biotechnology company focused on developing therapies that restore function and improve the lives of people with neurological disorders.

Acorda markets three FDA-approved therapies, including AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg. The Company has one of the leading pipelines in the industry of novel neurological therapies. Acorda is currently developing a number of clinical and preclinical stage therapies. This pipeline addresses a range of disorders including post-stroke walking deficits, Parkinson’s disease, epilepsy, neuropathic pain, heart failure, MS and spinal cord injury.

For more information, please visit the Company’s website at: www.acorda.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the ability to realize the benefits anticipated from the Civitas transaction and to successfully integrate Civitas' operations into our operations; our ability to successfully market and sell Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including CVT-301, Plumiaz, or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market CVT-301, Plumiaz, or any other products under development; we may need to raise additional funds to finance our expanded operations and may not be able to do so on acceptable terms; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaboration partner Biogen in connection therewith; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and, failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

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These and other risks are described in greater detail in Acorda Therapeutics' filings with the Securities and Exchange Commission. Acorda may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this release are made only as of the date hereof, and Acorda disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

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